As filed with the Securities and Exchange Commission on November 16, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

ENBRIDGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Canada (State or Other Jurisdiction of Incorporation or Organization)	98-0377957 (I.R.S. Employer Identification Number)

200, 425—1st Street S.W.

Calgary, Alberta, T2P 3L8, Canada

(Address of Principal Executive Offices)

Enbridge Employee Services, Inc. Employees’ Savings Plan

(Full Title of the Plan)

Kelly L. Gray

Enbridge (U.S.) Inc.

5400 Westheimer Court, Houston, Texas 77056

(713) 627-5400

(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(4)	Amount of registration fee(3)(4)
Common Shares	10,000,000	$29.10	$291,000,000	$31,748.10

(1)	This registration statement (this “Registration Statement”) registers an aggregate of 10,000,000 common shares, without par value (“Common Shares”), of Enbridge Inc., a Canadian corporation (the “Registrant”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Common Shares that may become issuable in respect of the securities identified in the above table by reason of any share dividend, share split, recapitalization or any other similar transaction or anti-dilution or other adjustment provision of any applicable plan with securities registered herewith which results in an increase in the number of outstanding Common Shares. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Enbridge Employee Services, Inc. Employees’ Savings Plan (the “Plan”). Pursuant to Rule 457(h)(3) no registration fee is required to be paid in respect of such plan interests. A Registration Statement on Form S-8 has been filed previously on August 14, 2019 (Registration No. 333-233274) covering 6,100,000 Common Shares that may be offered or sold under the Plan.

(3)	The registration fee is calculated based upon the average of the high and low price of the Common Shares as reported on the New York Stock Exchange on November 12, 2020.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

A Registration Statement on Form S-8 was filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 14, 2019 (Registration No. 333-233274) (the “Prior Registration Statement”) to register under the Securities Act 6,100,000 Common Shares that may be offered and sold (and an indeterminate number of Common Shares that may be offered or issued to prevent dilution resulting from any stock dividend, stock split, recapitalization or similar transaction), and an indeterminate number of plan interests that may be offered or sold, under the Plan.

This Registration Statement on Form S-8 (this “Registration Statement”) has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 under the Securities Act to register an additional 10,000,000 Common Shares of the Registrant that may be offered and sold (and an indeterminate number of Common Shares that may be offered or issued to prevent dilution resulting from any stock dividend, stock split, recapitalization or similar transaction), and an indeterminate number of plan interests that may be offered or sold, under the Plan. The additional securities to be registered by this Registration Statement are of the same class as those securities covered by the Prior Registration Statement. This Registration Statement incorporates by reference the contents of the Prior Registration Statement to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission by the Registrant are incorporated into this Registration Statement by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (File No. 001-15254), filed with the Commission on February 14, 2020 (the “2019 10-K”), which contains audited financial statements of the Registrant for the latest period for which such statements have been filed, and Amendment No. 1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (File No. 001-15254), filed with the Commission on March 9, 2020, which contains Form 10-K Part III information not previously included in the 2019 10-K;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the Commission on May 7, 2020, for the quarter ended June 30, 2020, filed with the Commission on July 29, 2020, and for the quarter ended September 30, 2020, filed with the Commission on November 6, 2020 (File No. 001-15254);

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 14, 2020 (containing information under item 5.02 and item 9.01), February 20, 2020, February 28, 2020, March 9, 2020, March 20, 2020, May 6, 2020, May 14, 2020, May 29, 2020, June 4, 2020, June 22, 2020, July 8, 2020, July 22, 2020, July 22, 2020, and July 27, 2020 (File No. 001-15254);

(d)	The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2019 (File No. 001-15254);

(e)	The description of the Registrant’s Common Shares set forth under “Description of Enbridge Common Shares” contained in the Post-Effective Amendment to the Registration Statement on Form S-4 (File No. 333-227769), filed with the Commission on November 7, 2018, as well as any amendment or report filed for the purpose of updating such description; and

(f)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year (2019) covered by the Form 10-K incorporated by reference herein pursuant to (a) above.

In addition, unless otherwise stated herein, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for the portions of the Registrant’s Current Reports on Form 8-K furnished or otherwise not filed with the Commission which are deemed not to be incorporated by reference into this Registration Statement), but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 6.	Indemnification of Directors and Officers

Section 34 of By-law No. 1 of the Registrant provides, with regard to indemnity and insurance under the Canada Business Corporations Act, as follows:

“Indemnity of Directors, Officers and Others. Subject to the limitations contained in the Canada Business Corporations Act but without limit to the right of the Corporation to indemnify as provided for in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, if the individual:

(a)	acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.”

The Canada Business Corporations Act provides that a Corporation may indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity (collectively, an “Indemnified Person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Person in respect of any civil, criminal, administrative, investigative or other proceeding (other than an action by or on behalf of the Registrant to procure a judgment in its favor) in which the Indemnified Person is involved because of that association with the Registrant or other entity, if the Indemnified Person satisfies the conditions set forth above in paragraphs (a) and (b). In respect of an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, the Registrant, with the approval of a court, may indemnify an Indemnified Person against all costs, charges and expenses reasonably incurred by an Indemnified Person in connection with such action, if the Indemnified Person satisfies the conditions set forth above in paragraphs (a) and (b). Notwithstanding the foregoing, an Indemnified Person is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by such Indemnified Person in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which such Indemnified Person is made a party by reason of such Indemnified Person’s association with the Registrant or such other entity, if such Indemnified Person satisfies the conditions set forth above in paragraphs (a) and (b) and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that such Indemnified Person ought to have done.

As authorized by Section 35 of By-law No. 1, the Registrant has an insurance policy which indemnifies directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 8.	Exhibits

The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated by reference herein. The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all necessary changes required by the IRS in order to qualify the Plan.

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
4.1	Certificate of Amendment, dated July 6, 2020	Incorporated by reference to Exhibit 3.1 to Enbridge’s Current Report on Form 8-K (File No. 001-15254) filed July 8, 2020.

4.2	General By-Law No. 1 of Enbridge Inc.	Incorporated by reference to Exhibit 3.39 to Enbridge’s Form 10-K (File No. 001-15254) filed February 14, 2020.

23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith.

23.2	Consent of McConnell & Jones LLP	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on November 16, 2020.

ENBRIDGE INC.

By:	/s/ Karen K.L. Uehara
Name:	Karen K.L. Uehara
Title:	Vice President and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert R. Rooney, Executive Vice President and Chief Legal Officer, and Karen K.L. Uehara, Vice President and Corporate Secretary, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the indicated capacities on November 16, 2020.

Signature	Title

/s/ Al Monaco Al Monaco	President, Chief Executive Officer and Director

/s/ Colin K. Gruending Colin K. Gruending	Executive Vice President & Chief Financial Officer

/s/ Patrick R. Murray Patrick R. Murray	Senior Vice President & Chief Accounting Officer

/s/ Gregory L. Ebel Gregory L. Ebel	Chair of the Board of Directors

/s/ Pamela L. Carter Pamela L. Carter	Director

/s/ Marcel R. Coutu Marcel R. Coutu	Director

/s/ Susan M. Cunningham Susan M. Cunningham	Director

/s/ J. Herb England J. Herb England	Director

/s/ Gregory J. Goff Gregory J. Goff	Director

/s/ V. Maureen Kempston Darkes V. Maureen Kempston Darkes	Director

/s/ Teresa S. Madden Teresa S. Madden	Director

/s/ Stephen S. Poloz Stephen S. Poloz	Director

/s/ Dan C. Tutcher Dan C. Tutcher	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative in the United States has duly caused this registration statement to be signed on its behalf by the undersigned, solely in her capacity as the duly authorized representative of Enbridge Inc. in the City of Houston, State of Texas, United States, on November 16, 2020.

By:	/s/ Kelly L. Gray
Name:	Kelly L. Gray
Title:	Authorized Representative in the United States Enbridge (U.S.) Inc.

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Enbridge Employee Services, Inc. Employee Savings Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on November 16, 2020.

ENBRIDGE EMPLOYEE SERVICES, INC. EMPLOYEES’ SAVINGS PLAN

By:	/s/ Marc N. Weil
Name:	Marc N. Weil
Title:	Member of the Enbridge Inc. Pension Committee